American Century Asset Allocation Portfolios, Inc.

AMENDED AND RESTATED MANAGEMENT AGREEMENT
This AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Agreement”) is effective as of the 31st day of July, 2017, by and between AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation (hereinafter called the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).
WHEREAS, the Company and the Investment Manager are parties to a Management Agreement, effective July 31, 2013, as amended effective September 30, 2015 (“Existing Agreement”);
WHEREAS, under the Existing Agreement the Investment Manager manages each series of shares of the Company set forth on Schedule A attached hereto (the “Funds”) as a fund of funds, that is, it allocates the series’ assets among various underlying American Century funds (“Underlying Funds”);
WHEREAS, under the Existing Agreement no series of shares of the Company, or class thereof, pays the Investment Manager a fee for investment management services rendered thereunder;
WHEREAS, on December 20, 2016, the staff of the Securities and Exchange Commission granted no-action relief to the Investment Manager (“No-Action Letter”), which would permit, without shareholder approval, the imposition of a new direct management fee on a class of a fund of funds in lieu of the management fees otherwise incurred indirectly by such class by virtue of the fees the Investment Manager charges the Underlying Funds;
WHEREAS, the parties hereto desire to amend and restate the Existing Agreement to add a management fee to each class of shares of the Funds in reliance on the No-Action Letter; and
WHEREAS, a majority of those members of the Board of Directors of the Company (collectively, the “Board of Directors”, and each individually a “Director”) who are not “interested persons” as defined in the Investment Company Act of 1940 (the “Investment Company Act”) (hereinafter referred to as the “Independent Directors”), has approved this Agreement as it relates to the Funds.
NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.	Services.

(a)
Investment Management Services. The Investment Manager shall supervise the investments of each class of each Fund, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by paragraph 7 below, maintain a continuous investment program for each Fund, determine what securities shall be purchased or sold by each Fund (including the allocation of each Fund’s assets among the various Underlying Funds in which the series may invest), secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the portfolios of all classes of shares of a particular Fund as a single portfolio.

(b)
Shareholder Services. The Investment Manager may provide or cause one of its affiliates to provide shareholder and administrative services to the shareholders of the Company (“Shareholder Services”) or it may engage third parties to do so. Such Shareholder Services and related expenses may include, but are not limited to, (A) placing purchase, exchange and redemption orders with the transfer agent; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as wire transfer services; (E) maintaining account records for shareholders; (F) issuing confirmations of transactions; (G) creating and forwarding shareholder communications (such as proxies, shareholder reports, annual and semiannual financial statements and dividend, distribution and tax notices) to shareholders; and (H) providing other similar administrative and sub-transfer agency services. Shareholder Services do not include those activities and expenses that are primarily intended to result in the sale of additional shares.

2.	Compliance with Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

(a)	the Investment Company Act and any rules and regulations promulgated thereunder;

(b)	any other applicable provisions of law;

(c)	the Articles of Incorporation of the Company as amended from time to time;

(d)	the Bylaws of the Company as amended from time to time;

(e)	the Multiple Class Plan of the Company as amended from time to time; and

(f)	the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment Company Act.

3.
Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the oversight of the Board of Directors, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.
Payment of Expenses. The Investment Manager will pay all of the expenses of each class of each Fund, other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of the Independent Directors (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each Fund that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.
Account Fees. The Company, by resolution of the Board of Directors, including a majority of the Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the Funds, such fee to be retained by the Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement. At least 60 days prior written notice of the intent to impose such fee must be given to the shareholders of the affected Fund or Fund class.

6.	Management Fees.

(a)
In consideration of the Shareholder Services provided by the Investment Manager hereunder, as well as the investment management services provided by the Investment Manager to the Underlying Funds with respect to the Funds’ investments therein, each class of each Fund shall pay to the Investment Manager the Per Annum Fee Rate, which shall be calculated annually. No Fund or Fund class shall pay to the Investment Manager a fee for the investment management services rendered to the Funds pursuant to paragraph 1(a) of this Agreement.

(b)	Definitions

(1)
A “Contract Year” is the one-year period following each anniversary of the date first set forth above (the “Effective Date”), unless otherwise designated by the Board of Directors. The current Contract Year is indicated on Schedule A attached hereto.

(2)	A “G Class Fee Waiver” is a waiver of all or part of a G Class management fee that is not a Partial Fee Waiver.

(3)	A “Partial Fee Waiver” is a waiver that is intended to reduce, but not eliminate entirely, a G Class management fee.

(4)
The “Per Annum Fee Rate” for a class of a Fund for a given Contract Year is the percentage rate that results from summing each of the Underlying Fund Fee Contributions for that class for that Contract Year. The Per

Annum Fee Rate for each class of each Fund for the current Contract Year is set forth on Schedule A attached hereto.

(5)
The “Projected Allocation” for a Fund for a given Contract Year is the percentage of the Fund’s net assets that the Investment Manager estimates will be invested in each Underlying Fund as of the last day of such Contract Year. The Projected Allocation for each Fund for the current Contract Year is set forth on Schedule A attached hereto.

(6)
A “Reference Fund” is a portfolio managed by the Investment Manager that is not an Underlying Fund but that has substantially similar objectives, guidelines, restrictions, and investment team as an Underlying Fund. Each Reference Fund that is used to calculate an Underlying Class Reference Rate for the current Contract Year is set forth on Schedule A attached hereto.

(7)	“Scheduled Underlying Funds” are those Underlying Funds set forth on Schedule B attached hereto.

(8)
An “Underlying Fund Fee Contribution” for a class of a Fund for a given Contract Year is that Fund’s Projected Allocation to an Underlying Fund for that Contract Year multiplied by the applicable Underlying Class Reference Rate for that Underlying Fund for that Contract Year. The Underlying Fund Fee Contributions for the current Contract Year are set forth on Schedule A attached hereto.

(9)
Subject to paragraphs (i) and (ii) below, an “Underlying Class Reference Rate” for a class of a Fund is the management fee rate of the corresponding class of an Underlying Fund, net of fee waivers, at the time of the Per Annum Fee Rate calculation. The Underlying Class Reference Rates for the current Contract Year are set forth on Schedule A attached hereto.

(i) For the R6 Class of a Fund, an “Underlying Class Reference Rate” is the G Class management fee rate of an Underlying Fund, net of any Partial Fee Waiver but gross of the G Class Fee Waiver, at the time of the Per Annum Fee Rate calculation.
(ii) If, at the time of a Per Annum Fee Rate calculation, an Underlying Fund does not have the class of shares specified above for determination of its Underlying Class Reference Rate, such determination shall instead be made by reference to the management fee rate of the specified class of such Underlying Fund’s Reference Fund, if any. If such class of Reference Fund also does not exist, the applicable Underlying Class Reference Rate shall be a rate approved by a majority of the Independent Directors.

(c)	Daily Management Fee Calculation. For each calendar day, each class of each Fund shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class by the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

(d)
Monthly Management Fee Payment. On the first business day of each month, each class of each Fund shall pay the management fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.

(e)
Additional Series or Classes. In the event that the Board of Directors shall determine to issue any additional series or classes of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this Agreement setting forth the name of the series and/or classes, the fee schedule for each and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the alternative, enter into a separate management agreement that relates specifically to such series and/or classes of shares.

7.
Subcontracts. In rendering the services to be provided pursuant to this Agreement, the Investment Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate. Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity shall be incurred on behalf of the Company. Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Board of Directors, including a majority of the Independent Directors, and the shareholders of the Company.

8.
Continuation of Agreement. This Agreement shall become effective for each Fund as of the date first set forth above (the “Effective Date”) and shall continue in effect for each Fund for a period of two years from the Effective Date, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter for each Fund only as long as such continuance is specifically approved at least annually (i) by either the Board of Directors or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) by the vote of a majority of the Directors who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than 90 days prior to the date on which it would otherwise terminate in each applicable year, notwithstanding the fact that more than 365 days may have elapsed since the date on which such approval was last given.

9.
Termination. This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the Company 60 days’ written notice, and may be terminated, with respect to any Fund, at any time without penalty by the Board of Directors or by vote of a majority of the outstanding voting securities of each class of such Fund on 60 days’ written notice to the Investment Manager.

10.
Effect of Assignment. This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment Manager. The term “assignment” for this purpose has the meaning defined in Section 2(a)(4) of the Investment Company Act.

11.
Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.
Standard of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.
Separate Agreement. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each Fund.

14.
Use of the Name “American Century”. The name “American Century” and all rights to the use of the name “American Century” are the exclusive property of American Century Proprietary Holdings, Inc. (“ACPH”). ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name “American Century” in the name of the Company and any Fund. Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund. In the event of such revocation, the Company and each Fund using the name “American Century” shall cease using the name “American Century” unless otherwise consented to by ACPH or any successor to its interest in such name.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Asset Allocation Portfolios, Inc.
/s/ David H. Reinmiller	/s/ Charles A. Etherington
David H. Reinmiller	Charles A. Etherington
Vice President	Senior Vice President

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

Schedule A

One Choice 2020 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	6.82%	N/A	G	0.58%	0.040%
Inflation-Adjusted Bond Fund	1.93%	N/A	G	0.21%	0.000%
International Bond Fund	4.88%	N/A	G	0.54%	0.030%
NT Core Equity Plus Fund	3.00%	N/A	G	1.09%	0.030%
NT Disciplined Growth Fund	1.62%	N/A	G	0.81%	0.010%
NT Diversified Bond Fund	21.36%	N/A	G	0.34%	0.070%
NT Emerging Markets Fund	0.38%	N/A	G	0.79%	0.000%
NT Equity Growth Fund	9.88%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	1.08%	N/A	G	0.76%	0.010%
NT Growth Fund	4.75%	N/A	G	0.62%	0.030%
NT Heritage Fund	2.61%	N/A	G	0.65%	0.020%
NT High Income Fund	3.75%	N/A	G	0.60%	0.020%
NT International Growth Fund	4.44%	N/A	G	0.81%	0.040%
NT International Small-Mid Cap Fund	0.10%	N/A	G	1.12%	0.000%
NT International Value Fund	2.44%	N/A	G	0.93%	0.020%
NT Large Company Value Fund	9.50%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	4.75%	N/A	G	0.60%	0.030%
NT Small Company Fund	1.93%	N/A	G	0.66%	0.010%
Short Duration Inflation Protection Bond Fund	5.58%	N/A	G	0.31%	0.020%
U.S. Government Money Market Fund	9.25%	N/A	G	0.45%	0.040%
Total	100.00%				
Per Annum Fee Rate					0.520%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2025 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	6.19%	N/A	G	0.58%	0.040%
Inflation-Adjusted Bond Fund	3.23%	N/A	G	0.21%	0.010%
International Bond Fund	4.35%	N/A	G	0.54%	0.030%
NT Core Equity Plus Fund	3.00%	N/A	G	1.09%	0.030%
NT Disciplined Growth Fund	1.99%	N/A	G	0.81%	0.020%
NT Diversified Bond Fund	20.31%	N/A	G	0.34%	0.070%
NT Emerging Markets Fund	1.50%	N/A	G	0.79%	0.010%
NT Equity Growth Fund	9.50%	N/A	G	0.46%	0.040%
NT Global Real Estate Fund	1.33%	N/A	G	0.76%	0.010%
NT Growth Fund	5.50%	N/A	G	0.62%	0.030%
NT Heritage Fund	3.55%	N/A	G	0.65%	0.020%
NT High Income Fund	3.60%	N/A	G	0.60%	0.020%
NT International Growth Fund	4.82%	N/A	G	0.81%	0.040%
NT International Small-Mid Cap Fund	0.41%	N/A	G	1.12%	0.010%
NT International Value Fund	3.07%	N/A	G	0.93%	0.030%
NT Large Company Value Fund	9.75%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	5.50%	N/A	G	0.60%	0.030%
NT Small Company Fund	1.68%	N/A	G	0.66%	0.010%
Short Duration Inflation Protection Bond Fund	4.00%	N/A	G	0.31%	0.010%
U.S. Government Money Market Fund	6.75%	N/A	G	0.45%	0.030%
Total	100.00%				
Per Annum Fee Rate					0.540%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2030 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	5.57%	N/A	G	0.58%	0.030%
Inflation-Adjusted Bond Fund	4.33%	N/A	G	0.21%	0.010%
International Bond Fund	3.40%	N/A	G	0.54%	0.020%
NT Core Equity Plus Fund	3.00%	N/A	G	1.09%	0.030%
NT Disciplined Growth Fund	2.37%	N/A	G	0.81%	0.020%
NT Diversified Bond Fund	19.04%	N/A	G	0.34%	0.070%
NT Emerging Markets Fund	2.38%	N/A	G	0.79%	0.020%
NT Equity Growth Fund	9.25%	N/A	G	0.46%	0.040%
NT Global Real Estate Fund	1.58%	N/A	G	0.76%	0.010%
NT Growth Fund	6.51%	N/A	G	0.62%	0.040%
NT Heritage Fund	4.18%	N/A	G	0.65%	0.030%
NT High Income Fund	3.40%	N/A	G	0.60%	0.020%
NT International Growth Fund	5.19%	N/A	G	0.81%	0.040%
NT International Small-Mid Cap Fund	0.72%	N/A	G	1.12%	0.010%
NT International Value Fund	3.69%	N/A	G	0.93%	0.030%
NT Large Company Value Fund	10.00%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	6.00%	N/A	G	0.60%	0.040%
NT Small Company Fund	1.98%	N/A	G	0.66%	0.010%
Short Duration Inflation Protection Bond Fund	2.45%	N/A	G	0.31%	0.010%
U.S. Government Money Market Fund	5.00%	N/A	G	0.45%	0.020%
Total	100.00%				
Per Annum Fee Rate					0.550%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2035 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	4.94%	N/A	G	0.58%	0.030%
Inflation-Adjusted Bond Fund	5.08%	N/A	G	0.21%	0.010%
International Bond Fund	1.40%	N/A	G	0.54%	0.010%
NT Core Equity Plus Fund	3.25%	N/A	G	1.09%	0.040%
NT Disciplined Growth Fund	2.74%	N/A	G	0.81%	0.020%
NT Diversified Bond Fund	16.66%	N/A	G	0.34%	0.060%
NT Emerging Markets Fund	2.88%	N/A	G	0.79%	0.020%
NT Equity Growth Fund	9.25%	N/A	G	0.46%	0.040%
NT Global Real Estate Fund	1.83%	N/A	G	0.76%	0.010%
NT Growth Fund	7.88%	N/A	G	0.62%	0.050%
NT Heritage Fund	4.55%	N/A	G	0.65%	0.030%
NT High Income Fund	3.03%	N/A	G	0.60%	0.020%
NT International Growth Fund	6.07%	N/A	G	0.81%	0.050%
NT International Small-Mid Cap Fund	1.03%	N/A	G	1.12%	0.010%
NT International Value Fund	4.32%	N/A	G	0.93%	0.040%
NT Large Company Value Fund	10.38%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	6.00%	N/A	G	0.60%	0.040%
NT Small Company Fund	2.68%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	1.08%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	5.00%	N/A	G	0.45%	0.020%
Total	100.00%				
Per Annum Fee Rate					0.570%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2040 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	4.39%	N/A	G	0.58%	0.020%
Inflation-Adjusted Bond Fund	5.30%	N/A	G	0.21%	0.010%
International Bond Fund	0.00%	N/A	G	0.54%	0.000%
NT Core Equity Plus Fund	3.25%	N/A	G	1.09%	0.040%
NT Disciplined Growth Fund	3.04%	N/A	G	0.81%	0.030%
NT Diversified Bond Fund	14.06%	N/A	G	0.34%	0.050%
NT Emerging Markets Fund	3.50%	N/A	G	0.79%	0.030%
NT Equity Growth Fund	9.63%	N/A	G	0.46%	0.040%
NT Global Real Estate Fund	2.08%	N/A	G	0.76%	0.020%
NT Growth Fund	9.29%	N/A	G	0.62%	0.060%
NT Heritage Fund	5.20%	N/A	G	0.65%	0.030%
NT High Income Fund	2.60%	N/A	G	0.60%	0.020%
NT International Growth Fund	6.53%	N/A	G	0.81%	0.050%
NT International Small-Mid Cap Fund	1.35%	N/A	G	1.12%	0.010%
NT International Value Fund	4.81%	N/A	G	0.93%	0.040%
NT Large Company Value Fund	11.40%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	6.15%	N/A	G	0.60%	0.040%
NT Small Company Fund	3.20%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	0.00%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	4.25%	N/A	G	0.45%	0.020%
Total	100.00%				
Per Annum Fee Rate					0.580%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2045 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	4.02%	N/A	G	0.58%	0.020%
Inflation-Adjusted Bond Fund	4.50%	N/A	G	0.21%	0.010%
International Bond Fund	0.00%	N/A	G	0.54%	0.000%
NT Core Equity Plus Fund	3.63%	N/A	G	1.09%	0.040%
NT Disciplined Growth Fund	3.17%	N/A	G	0.81%	0.030%
NT Diversified Bond Fund	11.84%	N/A	G	0.34%	0.040%
NT Emerging Markets Fund	4.38%	N/A	G	0.79%	0.030%
NT Equity Growth Fund	10.25%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	2.33%	N/A	G	0.76%	0.020%
NT Growth Fund	10.12%	N/A	G	0.62%	0.060%
NT Heritage Fund	6.05%	N/A	G	0.65%	0.040%
NT High Income Fund	2.25%	N/A	G	0.60%	0.010%
NT International Growth Fund	6.84%	N/A	G	0.81%	0.050%
NT International Small-Mid Cap Fund	1.66%	N/A	G	1.12%	0.020%
NT International Value Fund	5.00%	N/A	G	0.93%	0.050%
NT Large Company Value Fund	12.46%	N/A	G	0.48%	0.060%
NT Mid Cap Value Fund	6.72%	N/A	G	0.60%	0.040%
NT Small Company Fund	3.08%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	0.00%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	1.75%	N/A	G	0.45%	0.010%
Total	100.00%				
Per Annum Fee Rate					0.600%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2050 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	3.64%	N/A	G	0.58%	0.020%
Inflation-Adjusted Bond Fund	3.85%	N/A	G	0.21%	0.010%
International Bond Fund	0.00%	N/A	G	0.54%	0.000%
NT Core Equity Plus Fund	4.50%	N/A	G	1.09%	0.050%
NT Disciplined Growth Fund	3.29%	N/A	G	0.81%	0.030%
NT Diversified Bond Fund	9.96%	N/A	G	0.34%	0.030%
NT Emerging Markets Fund	5.25%	N/A	G	0.79%	0.040%
NT Equity Growth Fund	10.30%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	2.58%	N/A	G	0.76%	0.020%
NT Growth Fund	10.64%	N/A	G	0.62%	0.070%
NT Heritage Fund	6.61%	N/A	G	0.65%	0.040%
NT High Income Fund	1.93%	N/A	G	0.60%	0.010%
NT International Growth Fund	6.89%	N/A	G	0.81%	0.060%
NT International Small-Mid Cap Fund	1.97%	N/A	G	1.12%	0.020%
NT International Value Fund	5.18%	N/A	G	0.93%	0.050%
NT Large Company Value Fund	13.27%	N/A	G	0.48%	0.060%
NT Mid Cap Value Fund	7.03%	N/A	G	0.60%	0.040%
NT Small Company Fund	3.13%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	0.00%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	0.00%	N/A	G	0.45%	0.000%
Total	100.00%				
Per Annum Fee Rate					0.620%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2055 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	3.27%	N/A	G	0.58%	0.020%
Inflation-Adjusted Bond Fund	3.35%	N/A	G	0.21%	0.010%
International Bond Fund	0.00%	N/A	G	0.54%	0.000%
NT Core Equity Plus Fund	4.50%	N/A	G	1.09%	0.050%
NT Disciplined Growth Fund	3.42%	N/A	G	0.81%	0.030%
NT Diversified Bond Fund	8.64%	N/A	G	0.34%	0.030%
NT Emerging Markets Fund	6.25%	N/A	G	0.79%	0.050%
NT Equity Growth Fund	10.38%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	2.83%	N/A	G	0.76%	0.020%
NT Growth Fund	10.80%	N/A	G	0.62%	0.070%
NT Heritage Fund	6.55%	N/A	G	0.65%	0.040%
NT High Income Fund	1.68%	N/A	G	0.60%	0.010%
NT International Growth Fund	6.42%	N/A	G	0.81%	0.050%
NT International Small-Mid Cap Fund	2.28%	N/A	G	1.12%	0.020%
NT International Value Fund	5.37%	N/A	G	0.93%	0.050%
NT Large Company Value Fund	13.83%	N/A	G	0.48%	0.070%
NT Mid Cap Value Fund	6.72%	N/A	G	0.60%	0.040%
NT Small Company Fund	3.75%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	0.00%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	0.00%	N/A	G	0.45%	0.000%
Total	100.00%				
Per Annum Fee Rate					0.630%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice 2060 Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	3.00%	N/A	G	0.58%	0.020%
Inflation-Adjusted Bond Fund	3.00%	N/A	G	0.21%	0.010%
International Bond Fund	0.00%	N/A	G	0.54%	0.000%
NT Core Equity Plus Fund	4.50%	N/A	G	1.09%	0.050%
NT Disciplined Growth Fund	3.50%	N/A	G	0.81%	0.030%
NT Diversified Bond Fund	7.50%	N/A	G	0.34%	0.020%
NT Emerging Markets Fund	6.50%	N/A	G	0.79%	0.050%
NT Equity Growth Fund	10.75%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	3.00%	N/A	G	0.76%	0.020%
NT Growth Fund	11.00%	N/A	G	0.62%	0.070%
NT Heritage Fund	6.75%	N/A	G	0.65%	0.040%
NT High Income Fund	1.50%	N/A	G	0.60%	0.010%
NT International Growth Fund	6.00%	N/A	G	0.81%	0.050%
NT International Small-Mid Cap Fund	2.50%	N/A	G	1.12%	0.030%
NT International Value Fund	5.50%	N/A	G	0.93%	0.050%
NT Large Company Value Fund	14.25%	N/A	G	0.48%	0.070%
NT Mid Cap Value Fund	6.75%	N/A	G	0.60%	0.040%
NT Small Company Fund	4.00%	N/A	G	0.66%	0.020%
Short Duration Inflation Protection Bond Fund	0.00%	N/A	G	0.31%	0.000%
U.S. Government Money Market Fund	0.00%	N/A	G	0.45%	0.000%
Total	100.00%				
Per Annum Fee Rate					0.630%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

One Choice In Retirement Portfolio R6

Underlying Fund	Projected Allocation	Reference Fund	Reference Class	Underlying Class Reference Rate	Underlying Fund Fee Contribution
Global Bond Fund	7.00%	N/A	G	0.58%	0.040%
Inflation-Adjusted Bond Fund	1.50%	N/A	G	0.21%	0.000%
International Bond Fund	5.00%	N/A	G	0.54%	0.030%
NT Core Equity Plus Fund	3.00%	N/A	G	1.09%	0.030%
NT Disciplined Growth Fund	1.50%	N/A	G	0.81%	0.010%
NT Diversified Bond Fund	21.60%	N/A	G	0.34%	0.070%
NT Emerging Markets Fund	0.00%	N/A	G	0.79%	0.000%
NT Equity Growth Fund	10.00%	N/A	G	0.46%	0.050%
NT Global Real Estate Fund	1.00%	N/A	G	0.76%	0.010%
NT Growth Fund	4.50%	N/A	G	0.62%	0.030%
NT Heritage Fund	2.25%	N/A	G	0.65%	0.010%
NT High Income Fund	3.80%	N/A	G	0.60%	0.020%
NT International Growth Fund	4.50%	N/A	G	0.81%	0.040%
NT International Small-Mid Cap Fund	0.00%	N/A	G	1.12%	0.000%
NT International Value Fund	2.25%	N/A	G	0.93%	0.020%
NT Large Company Value Fund	9.50%	N/A	G	0.48%	0.050%
NT Mid Cap Value Fund	4.50%	N/A	G	0.60%	0.030%
NT Small Company Fund	2.00%	N/A	G	0.66%	0.010%
Short Duration Inflation Protection Bond Fund	6.10%	N/A	G	0.31%	0.020%
U.S. Government Money Market Fund	10.00%	N/A	G	0.45%	0.050%
Total	100.00%				
Per Annum Fee Rate					0.520%

Schedule A
Per Annum Fee Rates
(Contract Year July 31, 2017 - July 30, 2018)

Schedule B
Scheduled Underlying Funds

Global Bond Fund
Inflation-Adjusted Bond Fund
International Bond Fund
Short Duration Inflation Protection Bond Fund

11